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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use of our report dated January 24, 1997 on the consolidated balance sheets of SC Bancorp and subsidiary as of December 31, 1996 and 1995 and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996, in Form 8-K of Western Bancorp (formerly Monarch Bancorp) dated October 23, 1997.

                                          DELOITTE & TOUCHE LLP

Los Angeles, California
October 23, 1997